                                                                    Exhibit 99.1

               AMCOMP REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

NORTH PALM BEACH,  FL, MAY 9, 2007 - AmCOMP  Incorporated  (Nasdaq:  AMCP) today announced results for the first quarter ended March 31, 2007.

For the first quarter of 2007, net income was $4.0 million, or $0.25 per diluted share,  compared to net income of $6.0 million,  or $0.46 per diluted share, for the same period in 2006.  Weighted  average  diluted shares  outstanding for the first  quarter of 2007 were  15,779,000  compared  to  12,892,000  for the first quarter of 2006.  Total  revenue for the first quarter of 2007 was $64.1 million versus $70.1 million in the comparable period in 2006.

The net combined ratio including policyholder dividends for the first quarter of
2007 was  96.4%  compared  to 90.8% for the same  period in 2006.  Loss and loss adjustment  expenses  for the first  quarter of 2007 were $34.9  million  versus
$37.5 million in the same period in 2006.  Total  underwriting  expenses for the first  quarter were $19.9  million  compared to $19.8  million in the prior year period.

Commenting on the Company's financial results, Fred R. Lowe, President and Chief
Executive  Officer  said:  "We  continue  our  focus  on  producing   consistent
underwriting  profits and we are pleased with this  quarter's  combined ratio of
96.4%. We are committed to our underwriting  discipline and our efforts to reach
our  targets  for  underwriting   profit  despite  the  pricing   pressures  and
competitiveness  in  the  workers'  compensation  market.  During  the  quarter, excluding  involuntary  pools  and  unallocated  loss  adjustment  expenses,  we realized $6.3 million in redundancies,  highlighting  our favorable  outcomes in relation  to our loss  reserves.  Our book  value  increased  2.5%  over that at year-end 2006.

"Our  premiums  decreased  in Florida  largely  due to the impact of yet another state-mandated rate decrease,  this time of 15.7%, which followed on top of last year's  rate  decrease  of  13.5%,  as  well  as a  decrease  in  payrolls  from construction activities. While a slow-down in construction has not been an issue in our other  states,  there is  increased  competition  in some of the  states, particularly Indiana, Kentucky and Texas.

"While  this  quarter's  earnings  are  not as  robust  as we  would  like,  our management  team and I believe  that the company  remains  well  positioned  for future  profitability.  Our balance  sheet is clean and we continue to invest in technology to improve the ease of doing business with us, as well as other sales and  marketing  programs that should  contribute  to positive  results in future periods.  We  are  mindful  of  achieving  a  healthy  balance  between  expense containment  and expansion of our  distribution  network into other states," Mr.
Lowe concluded.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
15 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

CONFERENCE CALL

The Company will host a conference  call on Thursday,  May 10, 2007,  at 8:00 AM
ET, featuring remarks by Fred Lowe, President and Chief Executive Officer, Debra
Ruedisili,  Executive  Vice  President and Chief  Operating  Officer,  and Kumar
Gursahaney,  Senior Vice President,  Chief Financial Officer and Treasurer.  The
conference  call is available  via webcast on the  Company's  website and can be accessed  by  visiting  HTTP://IR.AMCOMP.COM/EVENTDETAIL.CFM?EVENTID=38455.  The
dial-in number for the  conference  call is  913-981-4903.  Please call at least five minutes before the scheduled start time.

There  will be an audio  replay of the call,  which will be  available  starting
11:00 AM ET through  11:59 PM ET May 13,  2007,  and may be  accessed by calling
888-203-1112  and using the pass code 5348376.  The conference call webcast will be available on the Company's website for 60 days.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives that are not based on historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended.  The words
"believe," "expect," "plans," "intend," "project,"  "estimate," "may," "should,"
"will,"  "continue,"   "potential,"  "forecast"  and  "anticipate"  and  similar
expressions  identify  forward-looking  statements.  Any such statements involve known and unknown risks,  uncertainties  and other factors,  including those set forth  under the  heading  "Risk  Factors"  in the  Company's  filings  with the
Securities  and  Exchange  Commission.  Such factors may cause  AmCOMP's  actual performance,  condition and  achievements  to be materially  different  than any future performance,  condition and achievement  discussed in this press release.
All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three month periods  ended March 31, 2007 and 2006, as well as selected  balance sheet data as of March 31, 2007 and December 31, 2006.  The following  information  is preliminary  and  unaudited  and is subject to change  until  final  results are publicly  distributed.  The  Company  currently  expects  to  file  its  audited consolidated financial statements with the Securities and Exchange Commission as part of its report on Form 10-Q in a timely fashion on or before May 10, 2007.

CONTACTS:

AmCOMP Incorporated, North Palm Beach

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

Gale Blackburn
Vice President, Investor Relations
561-840-7171 ext. 11586

                      AmCOMP Incorporated and Subsidiaries
                 Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts and ratios)
                                   (unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                  2007           2006
                                                -------        -------
Statement of Operations Data:
Revenue:
Net premiums earned                             $59,213        $65,970
Net investment income                             4,862          4,043
Net realized investment gains                      --                1
Other income                                         30             85
                                                -------        -------
     Total revenue                               64,105         70,099
Expenses:
Losses and loss adjustment expenses              34,918         37,467
Policy acquisition expenses                       9,203         12,022
Underwriting and other expenses                  10,693          7,779
Dividends to policyholders                        2,241          2,663
Interest expense                                    954            838
                                                -------        -------
     Total expenses                              58,009         60,769

                                                -------        -------
Income before income taxes                        6,096          9,330
Income tax expense                                2,076          3,355
                                                -------        -------
     Net income                                 $ 4,020        $ 5,975
                                                =======        =======

Operating Data:
Direct premiums written                         $74,356        $88,380
Gross premiums written                           75,579         89,540
Net premiums written                             75,070         86,696
Per Share Data:
Earnings per share
     Basic                                      $  0.26        $  0.54
     Diluted                                       0.25           0.46
Weighted average common shares
outstanding
     Basic                                       15,760         11,029
     Diluted                                     15,779         12,892
Selected Insurance Ratios:
Net loss ratio(1)                                  59.0%          56.8%
Net policy acquisition expense                     15.5%          18.2%
ratio(2)
Underwriting and other expense                     18.1%          11.8%
ratio(3)
Net combined ratio, excluding
policyholder dividends(4)                          92.6%          86.8%
Dividend ratio(5)                                   3.8%           4.0%
                                                -------        -------
Net combined ratio, including
policyholder dividends(6)                          96.4%          90.8%
                                                -------        -------

--------
(1) Losses and loss adjustment  expenses divided by net premiums  earned,  after the effects of reinsurance
(2) Net policy acquisition expenses divided by net premiums earned
(3) Underwriting and other expenses divided by net premiums earned
(4) Sum of ratios computed in footnotes 1, 2 and 3
(5) Dividends to policyholders divided by net premiums earned
(6) Sum of ratios computed in footnotes 1, 2, 3 and 5

                      AmCOMP Incorporated and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                    March 31,   December 31,
                                                       2007         2006
                                                    --------     --------
Assets:
Cash and investments                                $443,810     $436,775
Premiums receivable - net                            117,408      106,270
Reinsurance recoverables                              75,941       75,360
Deferred policy acquisition costs                     23,591       20,749
Deferred income taxes - net                           22,462       21,613
Other assets                                          19,200       23,730
                                                    --------     --------
Total Assets                                        $702,412     $684,497
                                                    ========     ========

Liabilities and stockholders'
equity:
Unpaid losses and loss adjustment                   $337,827     $334,363
expenses
Unearned and advance premiums                        130,676      115,218
Notes payable                                         37,804       38,250
Other liabilities                                     51,806       57,378
                                                    --------     --------
Total liabilities                                   $558,113     $545,209
Preferred stock                                         --           --
Total stockholders' equity                           144,299      139,288
                                                    --------     --------
Total liabilities and stockholders' equity          $702,412     $684,497
                                                    ========     ========